Exhibit (j)(iii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the persons whose names appear below nominate, constitute and appoint Bruce N. Alpert and Agnes Mullady (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of THE 787 FUND, INC. (the “Corporation”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $0.01 per share, of the Corporation, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Directors themselves might or could do.

IN WITNESS WHEREOF, the undersigned Directors have hereunto set their hands this 13th day of January 2015.

/s/ Anthony J. Colavita
Anthony J. Colavita
Director

/s/ James P. Conn
James P. Conn
Director

/s/ Vincent D. Enright
Vincent D. Enright
Director

/s/ Arthur V. Ferrara
Arthur V. Ferrara
Director

/s/ Kuni Nakamura
Kuni Nakamura
Director

/s/ Regina Pitaro
Regina Pitaro
Director

/s/ Salvatore J. Zizza
Salvatore J. Zizza
Director